Joint Filer Information

Name of Joint Filer:               HM Partners Inc.

Address of Joint Filer:            c/o Hicks, Muse, Tate & Furst Incorporated
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas 75201

Designated Filer:                  Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement: August 7, 2013

Issuer Name and Ticker Symbol:     LIN Media LLC (NYSE: LIN)

Signature:                         HM PARTNERS INC.

                                   By:      /s/ William G. Neisel
                                            ------------------------------------
                                            William G. Neisel
                                            Treasurer